                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): DECEMBER 4, 1998



                               REALNETWORKS, INC.
               (Exact name of registrant as specified in charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

                                     0-23137
                            (Commission File Number)

                                   91-1628146
                        (IRS Employer Identification No.)

            1111 THIRD AVENUE, SUITE 2900, SEATTLE, WA 98101 (Address
                   of principal executive offices) (Zip Code)

                                 (206) 674-2700
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

        On October 16, 1998, the Board of Directors of RealNetworks, Inc. (the "Company") declared a dividend of one preferred share purchase right (each a "Right") for each outstanding share of common stock of the Company payable to all shareholders of record on December 14, 1998.

               Prior to the Distribution Date (as defined below), the Rights are evidenced by and trade only with the common stock certificates. The Rights will separate from the common stock and become exercisable and separately transferable from the common stock following (a) the first date of public announcement that a person has acquired 15% (an "Acquiring Person") or more of the Company's outstanding common stock or (b) the tenth day (or such later date as may be determined by the Board of Directors) after a person or group announces a tender or exchange offer (other than certain board approved transactions), the consummation of which would result in ownership by a person or group of 15% or more of the Company's outstanding common stock (the earlier to occur of (a) and (b) being referred to as the "Distribution Date").

               After the Distribution Date, each Right will entitle the holder to purchase for $150.00 (the "Exercise Price"), a fraction of a share of the Company's Series A Preferred Stock with economic terms similar to that of one share of the Company's common stock. In the event a person becomes an Acquiring Person, then each Right (other than Rights owned by an Acquiring Person or its affiliates) will entitle the holder thereof to purchase, upon payment of the Exercise Price, a number of shares of the Company's common stock having a then current market value of twice the Exercise Price.

        If, after an Acquiring Person obtains 15% or more of the Company's common stock, (a) the Company merges into another entity, (b) an acquiring entity merges into the Company or (c) the Company sells more than 50% or more of the Company's assets or earning power, then each Right (other than Rights owned by an Acquiring Person or its affiliates or associates) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then current market value of twice the Exercise Price.

        At any time after the date an Acquiring Person obtains 15% or more of the Company's common stock and prior to the acquisition by the Acquiring Person of 50% of the outstanding common stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of common stock of the Company at an exchange ratio of one share of common stock per Right (subject to certain equitable adjustments).

        Rights will be redeemable at the Company's option for $0.01 per Right at any time on or prior to the earlier to occur of (i) the date a person publicly announces that they have become and Acquiring Person, and (ii) the final expiration of the Rights.



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        The Rights expire on the earliest of (a) December 4, 2008, (b) exchange or redemption of the Rights as described above, or (c) certain other limited circumstances described in the Shareholder Rights Plan.

        The foregoing brief summary of the terms and conditions of the Rights is qualified in its entirety by reference to Item 1 of the Company's Form 8-A12G ("Form 8-A") filed with the Securities and Exchange Commission on December 14, 1998 and the Rights Agreement (including the exhibits) attached as an exhibit to the Form 8-A, both of which are incorporated by reference herein and made a part hereof. Please also refer to the press release filed as Exhibit 99.1 to this report.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)    Exhibits

       Exhibit Number        Description
       --------------        -----------
             4.1             Shareholder Rights Plan dated as of December 4,
                             1998 between RealNetworks, Inc. and ChaseMellon
                             Shareholder Services, L.L.C., incorporated herein
                             by reference to Exhibit 1 to the Company's
                             Registration Statement on Form 8-A12G filed with
                             the Securities and Exchange Commission on December
                             14, 1998

            99.1             Press Release dated December 11, 1998




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            REALNETWORKS, INC.



                                            By:  /s/ Robert Glaser
                                                 -------------------------------
                                                 Robert Glaser
                                                 Chairman of the Board and Chief
                                                   Executive Officer

Dated:  December 21, 1998



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                                  EXHIBIT INDEX


       Exhibit Number        Description
       --------------        -----------
             4.1             Shareholder Rights Plan dated as of December 4,
                             1998 between RealNetworks, Inc. and ChaseMellon
                             Shareholder Services, L.L.C., incorporated herein
                             by reference to Exhibit 1 to the Company's
                             Registration Statement on Form 8-A12G filed with
                             the Securities and Exchange Commission on December
                             14, 1998

            99.1             Press Release dated December 11, 1998



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